UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2017
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On February 8, 2017, the boards of directors of IDACORP, Inc. (IDACORP) and Idaho Power Company (Idaho Power) appointed Annette G. Elg as a member of the boards of directors, effective immediately, to serve until the next annual meeting of IDACORP shareholders scheduled to be held in May 2017. Ms. Elg will be subject to annual election thereafter. Ms. Elg was not appointed to any committees of the boards of directors in connection with her initial appointment as a director.

Ms. Elg, age 60, served as the Senior Vice President and Chief Financial Officer for the J.R. Simplot Company (Simplot) since August 2002. She retired from Simplot in December 2016. Ms. Elg joined Simplot, one of the nation’s largest agribusiness companies, in 1989 and held various positions during her 27-year career including Vice President and Corporate Controller and Vice President and Controller for the Food Group. Prior to joining Simplot Ms. Elg spent ten years with the Boise office of Arthur Andersen LLP where she served clients in a variety of industries. Since July 2014, she has also served on the board of Cascade Bancorp where she serves on the Audit and Governance and Nominating Committees.

The IDACORP Board of Directors has determined that Ms. Elg is independent under the applicable listing standards of the New York Stock Exchange. There is no arrangement or understanding between Ms. Elg and any other person pursuant to which she was elected as a director of IDACORP or Idaho Power. As Simplot is a significant customer of Idaho Power and Ms. Elg was formerly an executive officer of Simplot during 2016, the transactions between Idaho Power and Simplot are related party transactions under Item 404(a) of Regulation S-K. During 2016, Simplot paid to Idaho Power approximately $17 million for electric utility-related services, and Idaho Power paid to Simplot approximately $3 million pursuant to power purchase arrangements.

In connection with her appointment to the boards of directors, on or about March 1, 2017, Ms. Elg will receive a stock payment of approximately $100,000 in value of IDACORP common stock in accordance with the terms of the IDACORP, Inc. Non-Employee Director Stock Compensation Plan, as amended (Director Stock Plan). A copy of the Director Stock Plan has been previously filed with the Securities and Exchange Commission (File No. 1-14456, 1-3198) as Exhibit 10.34 to the Form 10-K for the year ended December 31, 2015, filed on February 18, 2016. Other elements of Ms. Elg's compensation for service as a member of the boards of directors will be consistent with those disclosed in IDACORP's Schedule 14A definitive proxy statement, prorated for a partial year of service in 2017.

Also in connection with her appointment to the boards of directors, Ms. Elg and IDACORP executed a director indemnification agreement that provides, among other things, that IDACORP will indemnify and hold Ms. Elg harmless for losses and expenses resulting from claims arising out of, or related to, the fact that she is or was a director of IDACORP or its subsidiaries (including Idaho Power). The form of indemnification agreement has been previously filed with the Securities and Exchange Commission (File No. 1-14465, 1-3198) as Exhibit 10(h)(xx) to the Form 10-Q for the quarter ended September 30, 2006, filed on November 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  February 9, 2017
IDACORP, INC.
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer